Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
[LETTERHEAD TARVARAN ASKELSON & COMPANY, LLP]
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated December 27, 2007, relating to the financial statements of ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.CERTIFIED PUBLIC ACCOUNTANTS

/s/ Tarvaran Askelson & Company, LLP
Laguna Niguel, California
December 27, 2007